UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Financial Advisors,

As you may be aware, there is a proxy campaign underway for the Annual Meeting of Stockholders for Business Development Company of America ("BDCA"). At least one of your clients holds an investment in BDCA.

The Annual Meeting of Stockholders was adjourned and is scheduled to be reconvened on July 5, 2017. This includes voting on charter amendments that are in line with other listed BDCs. BDCA’s 2015 annual meeting proxy campaign evidenced strong support of over 77% for the board recommendations to approve similar charter amendment proposals.

Approval of most of the charter amendment proposals requires the vote of more than 50% of BDCA’s outstanding shares as of the March 15, 2017 record date (the “Record Date”), while two of the charter amendment proposals must be approved by two-thirds of BDCA’s outstanding shares as of the Record Date.

Details on the upcoming Annual Meeting of Stockholders and links to the proxy statement, annual report and letter to stockholders are provided for your reference below:

Proxy Statement

Annual Report

Reminder Mailing

BDCA has engaged Broadridge as its proxy solicitor this year. Proxy solicitation costs are borne by BDCA and its stockholders and can be substantial. Encouraging your clients to vote today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to them.

If you have any questions, please call 844-785-4393.

Thank you,

Richard Byrne

Chairman and CEO